Exhibit 99.1

Equitable Holdings Announces Early Results of Cash Tender Offer of its Debt Securities

New York, NY, September 9, 2025 — Equitable Holdings, Inc. (the “Company”) (NYSE: EQH), the leading financial services holding company of Equitable, AllianceBernstein and Equitable Advisors, today announced the early results of its previously announced cash tender offer (the “Tender Offer”) to purchase the outstanding debt securities listed in the table below (collectively, the “Notes” and each a “Series” of Notes). Additionally, the Company announced the increase of the Series Cap for Acceptance Priority Level 1 so as to accept up to $500,000,000 aggregate principal amount of the Notes in Acceptance Priority 1 that were validly tendered and not validly withdrawn as of the Early Tender Deadline. As a result any tendered Notes for Acceptance Priority Levels 2 and 3 will not be accepted for purchase by the Company. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase, dated August 25, 2025 (the “Offer to Purchase”).

Except as described in this press release, all other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase.

According to the information provided by D.F. King & Co., $1,068,736,000 in aggregate principal amount of the Notes were validly tendered and not validly withdrawn as of the Early Tender Deadline. In addition, the aggregate principal amount of each Series of Notes that were validly tendered and not validly withdrawn as of the Early Tender Deadline is set forth in the table below.

Title of Security	CUSIP / ISIN	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Principal Amount Tendered as of the Early Tender Deadline (1)	Aggregate Principal Amount Expected to Be Accepted for Purchase	Expected Proration Factor (2)
4.350% Senior Notes due 2028	054561AJ4 / US054561AJ49 U0507EAC8 / USU0507EAC85 (Reg S) 054561AG0 / US054561AG00 (Rule 144A)	1	$1,500,000,000	$752,236,000	$ 500,000,000	66.5%
7.000% Senior Debentures due 2028	29444GAJ6 / US29444GAJ67	2	$ 250,711,000	$ 52,940,000	$0	N/A
5.000% Senior Notes due 2048	054561AM7 / US054561AM77 U0507EAD6 / USU0507EAD68 (Reg S) 054561AK1 / US054561AK12 (Rule 144A)	3	$1,305,000,000	$263,560,000	$0	N/A

(1)	As reported by D.F. King & Co. the Tender and Information Agent for the Tender Offer.

(2)	The expected proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

Because the total aggregate principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeds $500,000,000 of Notes to be accepted, the Company does not expect to accept any additional Notes that are tendered after the Early Tender Deadline. The Company will accept for payment up to the Maximum Aggregate Principal Amount of Notes validly tendered and not validly withdrawn as shown in the table above and in accordance with the “Acceptance Priority Levels” specified in the table above and on the cover page of the Offer to Purchase.

Holders of Notes validly tendered and not validly withdrawn before the Early Tender Deadline and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration, which includes an Early Tender Premium of $50 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase.

The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 10:00 a.m., New York City time, today, September 9, 2025.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be September 11, 2025 (the “Early Settlement Date”). In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on September 8, 2025. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

Notes that have been validly tendered and not validly withdrawn before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the Early Settlement Date.

Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are serving as Dealer Managers for the Tender Offer. D.F. King & Co. is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or at (212) 357-1452 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or at (704) 410-4820 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 791-3319 (toll-free), in writing at 28 Liberty Street, 53rd Floor, New York, NY 10005 or by email at equitable@dfking.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase dated August 25, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, the Company’s Board of Directors, the Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Equitable Holdings

Equitable Holdings, Inc. (NYSE: EQH) is a leading financial services holding company comprised of complementary and well-established businesses, Equitable, AllianceBernstein and Equitable Advisors. Equitable Holdings has more than $1 trillion in assets under management and administration (as of 6/30/2025) and more than 5 million client relationships globally. Founded in 1859, Equitable provides retirement and protection strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients. Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN) has 4,500 duly registered and licensed financial professionals that provide financial planning, wealth management, retirement planning, protection and risk management services to clients across the country.

Contacts:

Investor Relations

Erik Bass

(212) 314-2476

IR@equitable.com

Media Relations

Laura Yagerman

(212) 314-2010

mediarelations@equitable.com

Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as the outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) our Asset Management segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (viii) recruitment and retention of key employees and experienced and productive financial professionals; (ix) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (x) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (xi) risks related to our common stock and (xii) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

Forward-looking statements, including any financial guidance, should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.